                                                                   Exhibit 23.3


                                [LETTERHEAD]


April 23, 2001

         I hereby consent to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as the expert mining engineer for the registrant, Navigator Ventures, Inc.


Sincerely,

R.E. Miller B. Eng Sci., P. Geo